Exhibit 10.4

ASSIGNMENT AND AGREEMENT REGARDING CONSIGNMENT AGREEMENT

THIS ASSIGNMENT AND AGREEMENT is made and executed by and among AIRCO, LLC, a North Carolina limited liability company (“Consignee”), MINNESOTA BANK & TRUST, a Minnesota state banking corporation (“Lender”) and AIRCO 1, LLC, a Delaware limited liability company (“Borrower”) as of October 27, 2017.

WITNESSETH:

WHEREAS, Lender and Borrower have entered into a Loan Agreement dated as the date hereof (as amended, modified, replaced or restated from time to time, the “Loan Agreement”; capitalized terms not otherwise defined herein being used herein as therein defined) pursuant to which Lender has agreed to make a term loan (the “Loan”) to Borrower up to THREE MILLION FOUR HUNDRED FORTY ONE THOUSAND AND NO/100THS DOLLARS ($3,441,000) to finance the acquisition of a used Boeing 737-800 airframe to be disassembled and sold as parts by the Borrower (the “Airframe”); and

WHEREAS, in accordance with the Loan Agreement, Borrower delivered to Lender a Promissory Note in the amount of $3,441,000 (the “Note”), which is secured by, among other instruments, a Security Agreement (the “Security Agreement”) pursuant to which Borrower has granted a security interest in all of its now owned and hereafter acquired personal property to Lender; and

WHEREAS, Consignee and Borrower entered into and executed that certain Consignment Agreement dated as of October 20, 2017 (the “Consignment Agreement”), pursuant to which Consignee agreed to warehouse, overhaul, recertify and sell certain aircraft parts (the “Parts”) on behalf of the Borrower

WHEREAS, a true, correct and complete copy of the Consignment Agreement is attached hereto as Exhibit A; and

WHEREAS, Lender will not advance funds pursuant to the Loan Agreement unless this Assignment and Agreement is executed; and

WHEREAS, Consignee and Borrower each desire to execute this Assignment and Agreement, in accordance with the terms and provisions hereof, in order to induce Lender to advance funds pursuant to the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, and for the additional consideration of Ten and No/100ths Dollars ($10.00), the receipt and sufficiency of which are hereby acknowledged by Consignee and Borrower, the parties hereto hereby agree as follows:

1.     Borrower hereby assigns its rights and interests in, under and pursuant to the Consignment Agreement to Lender as security for Borrower’s obligations to Lender pursuant to the Loan Agreement, the Note and the Security Agreement.

2.     If an Event of Default does occur under the Loan Agreement and is continuing, then Lender may, at its option, by written notice to Consignee, take over Borrower’s position as “Consignor” under the Consignment Agreement. In such event, Lender shall have all of the rights of Borrower under the Consignment Agreement, and Consignee shall continue to perform under the terms of the Consignment Agreement on behalf of Lender, and shall continue to warehouse, overhaul, recertify and sell the Parts as provided in the Consignment Agreement, as if Lender were originally a party thereto as Consignor.

3.     Lender’s taking over of Borrower’s position as Consignor under the Consignment Agreement shall be preceded by at least three (3) Business Days’ (as that term is defined in the Loan Agreement) prior written notice to Consignee. Notwithstanding anything in the Consignment Agreement to the contrary, in no event shall Lender have any obligation to perform any of Borrower’s obligations under the Consignment Agreement unless and until Lender delivers such notice to Consignee.

4.     Borrower and Consignee shall not cause the Consignment Agreement to be modified or amended, and Borrower shall not waive any of its rights under the Consignment Agreement without, in either case, the prior written consent of Lender. Consignee shall not terminate, or accept termination of, the Consignment Agreement without giving at least thirty (30) days’ prior written notice to Lender. Lender, upon receipt of such notice, shall have the right, but not the obligation, at its option, to cure the grounds asserted by Consignee for termination of the Consignment Agreement. The Consignment Agreement shall not be terminated by Consignee while Lender is promptly, diligently and actively prosecuting such a cure, provided that Consignee shall not be obligated to continue to perform work under the Consignment Agreement during the cure period unless Lender has agreed to pay for such performance. Borrower shall not terminate, or accept termination of, the Consignment Agreement without Lender’s prior written consent.

5.     In the event Lender does take over Borrower’s position as Consignor under the Consignment Agreement, all payments to be made thereunder shall be subject to all of the requirements and prerequisites to advances and disbursements set forth in the Loan Agreement and in the Disbursing Agreement of even date therewith referred to therein.

6.     In addition, Borrower hereby grants to Lender a security interest in Borrower’s right, title and interests in, to and under the Consignment Agreement, if and to the extent that a security interest may be granted therein under the Minnesota Uniform Commercial Code, and Borrower acknowledges that Lender shall have all of the rights and remedies with respect thereto provided for by the Minnesota Uniform Commercial Code, in addition to the other rights and remedies herein granted to Lender, in the event of the occurrence of an event of default under the Loan Agreement.

7.     In consideration of the Lender’s making the Loan to Borrower, Consignee hereby grants to Lender a security interest in Consignee’s right, title and interests in, to and under any and all subcontracts, purchase orders and other agreements now or hereafter executed by Consignee and related to the Parts, and Consignee acknowledges that Lender shall have all of the rights and remedies with respect thereto provided for by the Minnesota Uniform Commercial Code, in addition to the other rights and remedies herein granted to Lender, in the event of the occurrence of an event of default under the Loan Agreement.

8.     Subject to the provisions hereof, this Assignment and Agreement shall be binding upon Borrower, Consignee and their successors and assigns, and shall inure to the benefit of Lender, its successors and assigns. Lender may assign its rights under this Assignment and Agreement, without the consent of Consignee or Borrower, but neither Consignee nor Borrower may assign its obligations under the Consignment Agreement or under this Assignment and Agreement without the prior written consent of Lender.

9.     Any notice required or permitted to be given by any party hereto to any other party thereto under the terms of this Assignment and Agreement shall be deemed to have been given on the date the same is deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed to the party to which the notice is to be given at the following address for it:

If to Consignee:	Airco, LLC
1853 S. Eisenhower Ct.
Wichita, KS 67209
Attention: Chuck Kingsley

If to Borrower:	AirCo 1, LLC
5930 Balsom Ridge Road
Denver, North Carolina 28037
Attention: Candice Otey

If to Lender:	Minnesota Bank & Trust
7701 France Avenue South, Suite 110
Edina, MN 55435
Attention: Eric P. Gundersen, VP

or to such other address as any such party may specify for itself in a written notice given by such party to the other parties hereto not less than ten (10) days prior to the effective date of said address change.

10.     This Assignment and Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument. Delivery of a counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

AIRCO, LLC, a North Carolina limited liability company

By Chuck Kingsley
Its Chief Operating Officer

Consignee

MINNESOTA BANK & TRUST, a Minnesota state banking corporation

By
Its	Vice President

Lender

AIRCO 1, LLC, a Delaware limited liability company

By:
Name:
Its: :

Borrower

[Signature Page to Assignment and Agreement]

EXHIBIT A

CONSIGNMENT AGREEMENT

[see attached]